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                                    BYLAWS
                                      of
                   Cellular Communications of Colorado, Inc.


     1. MEETING OF STOCKHOLDERS.

       1.1 Annual Meeting. The annual meeting of stockholders shall be held on
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     the first  Tuesday of June in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors (the "Board").

       1.2 Special Meeting. Special meetings of the stockholders may be called
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     by resolution of  the Board or by the President, and shall be called by the
     President or the Secretary upon the written request (stating the purpose or purposes of the meeting) of at least a majority of the directors then in office.

       1.3 Place of Meetings. Meetings of the stockholders may be held in or
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     outside Delaware at the place fixed by the Board and stated in the notice of meeting.

       1.4 Notice of Meetings. Written notice of each meeting of stockholders
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     shall be mailed to each stockholder entitled to vote at the meeting, not less than 10 nor more than 60 days before the meeting, and shall state the time and place of the meeting and the purpose for which it is called and, unless it is the annual meeting, shall state at whose direction the meeting is called.

       1.5 Quorum. The presence in person or by proxy of the holders of a
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     majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than thirty days, or, if after the adjournment a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to section 1.4.

       1.6 Voting; Proxies. Corporate action to be taken by stockholder vote,
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     other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders at which a quorum is present, except as otherwise provided by law. Directors shall be elected in the manner provided in section 2.1 of these bylaws. Voting need not be by ballot

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    unless requested by a stockholder at the meeting or ordered by the chairman of the meeting.

      1.7 Inspectors of Election. The Board shall have the power to appoint one
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    or two persons (who need not be stockholders) to act as inspector or inspectors of election at each meeting of stockholders. If there is no inspector present, ready and willing to act, the chairman presiding at any meeting may appoint a temporary inspector or inspectors to act at such meeting. No candidate for the office of director shall act as an inspector of any election for director.

    2. BOARD OF DIRECTORS.
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      2.1 Number, Qualification, Election and Terms of Directors.
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      The Business of the Corporation shall be managed by the Board, which shall consist of such number of directors as shall be designated from time to time by a majority of the entire Board or by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election of their respective successors. As used in these bylaws, "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

      2.2 Quorum and Manner of Acting. A majority of the directors then in
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    office (providing they constitute at least one-third of the entire Board)
    shall constitute a quorum for the transaction of business at any meeting, except as provided in section 2.7 of these bylaws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these bylaws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

      2.3 Annual and Regular Meetings. Annual meetings of the Board, for the
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    election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in section 2.5 of these bylaws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

      2.4 Special Meetings. Special meetings of the Board may be called by the
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    President or by a majority of the directors then in office. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

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       2.5 Notice of Meetings; Waiver of Notice. Notice of the time and place of
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     each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least five days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Each notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting, or who attends the meeting without protesting the lack of notice to him either before the meeting or when it begins. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

       2.6 Removal of Directors. Any or all of the directors may be removed at
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     any time, either with or without cause, by vote of the stockholders, and any of the directors may be removed for cause by the Board.

       2.7 Vacancies. Any vacancy in the Board, including one created by an
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     increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

       2.8 Resignations. Any director may resign at any time by delivering his
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     resignation in writing to the President or Secretary of the Corporation, to take effect at the time specified therein; the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

     3. COMMITTEES.
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       3.1 Committees. The Board, by resolution adopted by a majority of the
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     entire Board, may designate an Executive Committee of one or more directors which shall have all the authority of the Board, except as otherwise provided in the resolution or by law. The Board may also designate such other committees as it deems advisable.

     4. OFFICERS.
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      4.1 Number. The executive officers of the Corporation shall be the
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    President, one or more Vice Presidents, a Secretary, and a Treasurer. Any two or more offices may be held by the same person.

      4.2 Election; Term of Office. The executive officers of the Corporation
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    shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of section 4.4.

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       4.3 Subordinate Officers. The Board may appoint subordinate officers
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     (including Assistant Secretaries and Assistant Treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

       4.4 Removal of Officers. Any officer elected or appointed by the Board
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     or appointed by an executive officer or by a committee may be removed by the Board either with or without cause and, in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or by the President.

       4.5 Vacancies. A vacancy in any office may be filled for the unexpired
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     term in the manner prescribed in sections 4.2 and 4.3 of these bylaws for election or appointment to the office.

       4.6 Resignations. Any officer may resign at any time by delivering his
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     resignation in writing to the President or Secretary of the Corporation, to take effect at the time specified therein; the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

       4.7 President. The President shall be the chief executive officer of the
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     Corporation, and he shall have general supervision over the business and affairs of the Corporation. He shall have the power to execute contracts and other instruments of the Corporation, and such other powers and duties as the Board assigns to him.

       4.8 Vice Presidents. Each Vice President shall have such powers, duties
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     and designations as the Board, or the President, subject to the control of the Board, assigns to him. In the absence of the President, the Vice Presidents, in the order designated by the Board, shall act in the place of the President.

       4.9 Secretary. The Secretary shall record the minutes of all meetings of
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     the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, shall keep the seal of the Corporation and, in the proper cases, shall apply it to any instrument requiring it and attest it. He shall have such other duties as the Board or the President assigns to him. In the absence of the Secretary from any meeting, the minutes shall be recorded by the person appointed for that purpose by the presiding officer.

       4.10 Treasurer. Subject to the control of the Board and the President,
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     the Treasurer shall have charge of the Corporation's funds and securities and the Corporation's receipts and disbursements. He shall have such other powers and duties as the

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     Board or the President assigns to him.

       4.11 Salaries. The Board may fix the officers' salaries or it may
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     authorize the President to fix the salary of any other officer.

     5. SHARES.
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       5.1 Certificates. The stock of the Corporation shall be represented by
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     certificates in the form approved by the Board.

       5.2 Transfers. Stock shall be transferable only on the Corporation's
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     books, upon surrender of the certificate for the stock, properly endorsed.
     The Board may require satisfactory surety before issuing a new certificate in replacement of one claimed to have been lost or destroyed.

     6. INDEMNIFICATION.
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       6.1 Indemnification of Directors and Officers. The Corporation shall
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     indemnify any person, to the full extent authorized by the General
     Corporation Law of Delaware, with respect to any civil or criminal action or proceeding, instituted or threatened, by reason of the fact that he, his testator or intestate, is or was a director or an officer of the Corporation.

     7. MISCELLANEOUS.
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        7.1 Seal. The seal of the Corporation shall be in the form of a circle
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     and shall bear the Corporation's name and the year and state in which it was incorporated.

       7.2 Fiscal Year. The Board may determine the Corporation's fiscal year.
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       7.3 Voting of Stock in Other Corporations. Stock in other corporations
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     which is held by the Corporation may be represented and voted by the
     President or a Vice President or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote any such shares.

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